SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	October 17, 2002
(October 16, 2002)

AMBAC FINANCIAL GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza		10004
New York, New York		(Zip code)
(Address of principal executive offices)

(212) 668-0340
(Registrant’s telephone number, including area code)

Page 1 of 16 Pages

Index to Exhibits on Page 4

Item 5.    Other Events

On October 16, 2002, Ambac Financial Group, Inc. (the “Registrant”) issued a press release containing unaudited interim financial information and accompanying discussion for the 2002 third quarter and nine month earnings. Exhibit 99.10 is a copy of such press release and is incorporated by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(c)    Exhibits.

Exhibit Number	Item

99.10	Unaudited interim financial statements and accompanying discussion for the three and nine months ended September 30, 2002 contained in the press release issued by the Registrant on October 16, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)

Dated: October 17, 2002	By: /s/ FRANK J. BIVONA
Frank J. Bivona Vice Chairman and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

99.10	Unaudited interim financial statements and accompanying discussion for the three and nine months ended September 30, 2002 contained in the press release issued by the Registrant on October 16, 2002.